UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2011

HCP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08895	33-0091377
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3760 Kilroy Airport Way, Suite 300 Long Beach, California	90806
(Address of Principal Executive Offices)	(Zip Code)

(562) 733-5100

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 11, 2011, HCP, Inc., a Maryland corporation (“HCP,” “Company,” “we” or “our”), entered into a Credit Agreement (the “New Credit Agreement”), by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent. The New Credit Agreement replaces the Company’s existing $1.5 billion senior unsecured revolving credit facility. Pursuant to the New Credit Agreement, the Company has the right to increase the facility by an aggregate amount of up to $500 million, so long as no default or event of default is continuing and other customary conditions have been satisfied. Any such increase will be syndicated on a best efforts basis and no lender is required to increase its commitment under the New Credit Agreement to facilitate such increase. The New Credit Agreement includes sublimits of (i) up to $150 million for letters of credit, (ii) up to 10% of the facility for swingline loans, (iii) up to $250 million for loans in certain alternative currencies and (iv) up to 50% of the facility for certain negotiated rate loans.

The New Credit Agreement matures on the fourth anniversary of the closing date. However, at its sole option, the Company may elect a one-time 12-month extension of the maturity of the New Credit Agreement, so long as no default or event of default exists at the time of the request or on the fourth anniversary of the closing date, the Company pays a fee equal to the product of 0.30% multiplied by the then aggregate commitments under the facility and other customary conditions have been satisfied.

The Company’s obligations under the New Credit Agreement rank pari passu with other unsecured, unsubordinated general obligations of the Company. Loans outstanding under the New Credit Agreement will bear interest at a rate per annum equal to LIBOR plus a margin ranging from 1.325% to 2.00% based on the senior unsecured long-term debt ratings of the Company. Negotiated rate loans pursuant to the New Credit Agreement bear interest at the rate agreed to between the Company and the applicable lender. The Company is also obligated to pay a facility fee on the aggregate amount of the revolving commitments (regardless of usage thereof) at a rate per annum ranging from 0.275% to 0.50% based on its senior unsecured long-term debt ratings and a fronting fee of 0.125% on alternative currency loans and letters of credit.

The representations, warranties and covenants contained in the New Credit Agreement were made only for purposes of the New Credit Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the New Credit Agreement and may be subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the New Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the New Credit Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date (or dates) of the New Credit Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.

Certain of the lenders party to the New Credit Agreement and their respective affiliates engage in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they receive certain fees, expense reimbursement or other payments.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the New Credit Agreement, which is filed hereto as Exhibit 10 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03                                         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01                                           Regulation FD Disclosure.

On March 15, 2011, we issued a press release updating our full—year 2011 guidance as set forth below. The text of the press release is furnished herewith as Exhibit 99.1 and is specifically incorporated by reference herein.

In connection with the participation of our Chairman and Chief Executive Officer, Jay Flaherty, at Citi’s 2011 Global Property CEO Conference, we are updating our full-year 2011 guidance as follows: we expect Funds From Operations (“FFO”) applicable to common shares to range between $2.49 and $2.55 per share; FFO as adjusted applicable to common shares to range between $2.62 and $2.68 per share; Funds Available for Distribution (“FAD”) applicable to common shares to range between $2.05 and $2.11 per share; and net income applicable to common shares to range between $1.61 and $1.67 per share.

Our 2011 FFO guidance was increased by $0.04 per share to reflect the net effect of the following recent developments:

(i) a combined positive impact of $0.06 per share from the early repayment of our debt investments in Genesis Corporation (anticipated on or about April 1, 2011), which impact includes:

(a)         $0.09 per share related to the recognition of the remaining unamortized loan discounts and a termination fee,

(b)         $0.04 per share related to the anticipated benefit from the use of the $330 million of repayment proceeds, partially offset by

(c)          ($0.07) per share related to the loss of interest from these loans;

(ii)          a negative impact of ($0.04) per share resulting from our March 2011 decision to place the Cirrus loan on non-accrual status of accounting as the amount and timing of payments from this loan have become less certain; and

(iii) $0.02 per share net benefit representing numerous other items.

Guidance Range for 2011

	Full Year 2011(1)
	Low	High
Diluted earnings per common share	$1.61	$1.67
Real estate depreciation and amortization	0.86	0.86
Direct financing leases (“DFL”) depreciation	0.02	0.02
Gain upon consolidation of joint venture	(0.02)	(0.02)
Joint venture adjustments	0.02	0.02
Diluted FFO per common share	$2.49	$2.55
Merger-related items(2)	0.13	0.13
Diluted FFO as adjusted per common share	$2.62	$2.68
Amortization of above and below market lease intangibles, net	(0.01)	(0.01)
Stock-based compensation	0.05	0.05
Amortization of debt premiums, discounts and issuance costs, net	0.03	0.03
Straight-line rents	(0.14)	(0.14)
DFL interest accretion	(0.30)	(0.30)
DFL depreciation	(0.02)	(0.02)
Deferred revenues	(0.01)	(0.01)
Leasing costs and tenant and capital improvements	(0.16)	(0.16)
HCP’s share of unconsolidated joint ventures and other FAD adjustments	(0.01)	(0.01)
Diluted FAD per common share	$2.05	$2.11

(1)    Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in this report. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this report. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)    Merger-related items of $0.13 per share related to the previously announced HCR ManorCare acquisition include the following:

(i) $0.06 per share of direct transaction costs, which consists of: (a) $0.03 per share of professional fees and (b) $0.03 per share of amortization of costs associated with the bridge loan commitment;

(ii) $0.13 per share of negative carry related to prefunding the transaction, which includes the impact of: (a) the $1.472 billion, or 46 million shares, common stock offering completed on December 20, 2010 on the calculation of weighted average shares and (b) the additional interest expense and amortization of fees associated with the $2.4 billion senior unsecured notes offering completed on January 24, 2011. Proceeds from these offerings will be used to fund the cash consideration of the HCR ManorCare acquisition; which are partially offset by

(iii) ($0.06) per share of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items.

The Company believes FFO is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from real estate transactions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company.

FFO as adjusted represents FFO before the impact of impairments, recoveries, merger-related items (described above) and litigation provision. Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) straight-line rents; (ii) amortization of acquired above/below market lease intangibles; (iii) amortization of debt premiums, discounts and issuance costs; (iv) amortization of stock—based compensation expense; (v) accretion and depreciation related to direct financing leases; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, HCP’s FAD may not be comparable to those reported by other REITs. Although HCP’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities as determined in accordance with GAAP, and FAD should not be considered as an alternative to net income, as an indication of the Company’s performance, as an alternative to net cash flows from operating activities, or as a measure of the Company’s liquidity.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference into any filing of HCP under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in any such filing.

FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this item which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things, our guidance for FFO applicable to common shares on a diluted basis, FFO as adjusted applicable to common shares on a diluted basis, and FAD applicable to common shares on a diluted basis and net income applicable to common shares on a diluted basis for full year 2011. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: the satisfaction of the conditions to the closing of the HCR ManorCare acquisition; national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to sell its investments when desired and on profitable terms; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; the further restructuring of the loan with Cirrus; continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Item 9.01                                       Financial Statements and Exhibits.

(d)                                 Exhibits. The following exhibits are being filed herewith:

No.	Description

10.1	Credit Agreement, dated March 11, 2011, by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent.

99.1	Text of the Press Release dated March 15, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HCP, INC.
(Registrant)

Date: March 15, 2011	By:	/s/ Thomas M. Herzog
Thomas M. Herzog
Executive Vice President — Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1	Credit Agreement, dated March 11, 2011, by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent.

99.1	Text of the Press Release dated March 15, 2011.